EXHIBIT 1.1

                               PLACEMENT AGREEMENT

                          BIOMARINE TECHNOLOGIES, INC.

     AGREEMENT made as of the __ day of March, 2000, by and between BIOMARINE TECHNOLOGIES, INC. (the "Company"), a Delaware corporation with its principal business address at 1198 Gulf Breeze Parkway, Suite 8A, Gulf Breeze, Florida 32561 and RIDGEWOOD CAPITAL FUNDING, INC. ( the "Agent"), a Delaware corporation with its principal address at 236 West 27th Street, New York, New York 10010.

                                 R E C I T A L S

     As more fully described in the Form SB-2 Registration Statement of the Company dated March__, 2000, as may be subsequently amended from time to time, filed with the Securities and Exchange Commission ( the "Registration Statement"), the Company proposes to solicit equity capital in the amount of $10,625,000 (the " Offering") through the sale of 12,500 units ("Units") of the Company's securities offered at the price of $850.00 per Unit, each Unit consisting of one hundred (100) shares of common stock, $.001 par value (the "Shares") and one hundred (100) common stock purchase warrant exercisable for a period of four (4) years at the price of $9.50 per share (the "Warrants"). The offering of the Units is being conducted by means of the Registration Statement.

          The Company desires to retain the Agent to obtain such equity capital and to provide certain services and the Agent desires to accept such appointment.

         The defined terms used in this Agreement have the same meanings as those set forth in the Registration Statement unless specifically defined herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter set forth, the parties hereto do agree as follows:

         1.  Appointment of Agent.

     (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions herein set forth, the Agent is hereby appointed the exclusive agent of the Company

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during the offering period, as described in Section l(b) hereof (the "Offering
Period"), for the purpose of finding purchasers of the Units through a public offering in accordance with the Registration Statement. Subject to the performance by the Company of all of its covenants and obligations under this Agreement and to the completeness and accuracy in all material respects of all of their representations and warranties contained in this Agreement, the Agent accepts such appointment and agrees to use its "best efforts" during the Offering Period to find qualified purchasers for the Units on the terms and conditions herein set forth. The Agent shall not have any obligation or liability to purchase any of the Units offered under the Registration Statement.

     (b) (I) The Offering Period shall commence upon the date hereof and shall continue, unless earlier terminated pursuant to the terms of this Agreement or by reason of the sale of the Units, until ______, 2000, unless sooner terminated or unless extended by the agreement of the parties hereto, but in no event beyond the latest offering date provided for in the Registration Statement. The date or dates upon which some or all the Investors are admitted to the Company, as provided for in this Agreement, is hereinafter referred to as the "Closing Date."

          (ii) One or more closings of the sale of Units may be held under the following circumstances:

                   (a) In the event all of the Units are subscribed for prior to ________, 2000, unless extended by agreement of the parties hereto (the "Termination Date").

                   (b) In the event less than 12,500 Units are subscribed for, but subscriptions have been obtained for more than ______ Units, one or more closings may occur so long as the conditions set forth in the Registration Statement will be complied with. Such purchases shall take place no later than the Termination Date.

                  (c) The parties hereto agree that Agent may retain the services of other qualified securities broker-dealers who are acceptable to the Company and are member firms of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering and sale of the Units ("Other Broker Dealers"), all of which shall be subject to the terms of this Agreement.

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                  (d) Pending the closing on the Closing Date, the Agent shall deposit in a separate special subscription bank escrow account, in trust for prospective Investors, all subscription monies received with respect to the Units. The Agent shall on the Closing Date (i) deliver to the Company a check in the amount of $782 for each Unit; and (ii) shall refund any monies in said account to any subscribers who have not been selected as Investors.

         2. Representations, Warrants and Covenants of the Company. The Company hereby makes to the Agent the following representations, warranties and covenants: (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. ), including the related preliminary prospectus, for registration under the Securities Act of 1933, as amended (the "Act"), of the Units, and may have prepared and filed one or more amendments thereof. The Company promptly will prepare and file with the Commission a further amendment to said registration statement in the form heretofore delivered to the Agent and will not, without the prior consent of the Agent, file any other amendment thereto prior to the time such registration statement shall become effective or make any change in the form of the prospectus included therein prior to the time it is first filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations"). Such registration statement, including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, when it shall become effective, is herein referred to as the "Registration Statement," and the prospectus as first filed pursuant to Rule 424(b) of the Regulations is herein referred to as the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as defined in Rule 430 of the Regulations. The Company covenants and agrees to cooperate with the Agent to ensure that the offering and sale of all Units complies in all material respects with the requirements applicable to registration of the Units pursuant to the provisions of the Securities Act of 1933 and the securities or "blue sky"

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laws of the jurisdictions required by the Agent in which the offering of the
Units takes place. The Company shall execute all applications, instruments, affidavits and documents and take such other and further action necessary in connection with the foregoing.

          (b) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and any preliminary prospectus, at the time of filing thereof, complied with the applicable provisions of the Act and the Regulations with respect thereto and did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Regulations, when any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (A) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will comply with the applicable requirements of the Act and the Regulations and (B) neither the Registration Statement nor the Prospectus nor any amendment thereof or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company as herein stated by or on behalf of and with respect to the Agent specifically for use in connection with the,preparation thereof. It is understood that the statements set forth in the Prospectus under the heading "Plan of Distribution" constitute the only information furnished by or on behalf of the Agent for inclusion in the Registration Statement and the Prospectus, as the case may be.

          (c) The accountants who have examined and reported on the audited financial statements of the Company filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Regulations.

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          (d) The financial statements of the Company (including the related notes) included in the Prospectus and the Registration Statement present fairly the financial position of the Company as of the dates indicated and the results of its operations and changes in its financial position for the periods specified; and such statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the amounts set forth in the Prospectus are accurately computed, fairly presented and determined on a basis consistent with the corresponding amounts in the financial statements included in the Registration Statement and the Prospectus.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be disclosed in the Registration Statement and the Prospectus: (i) there has not been any material adverse change in, and there has been no event which might materially and adversely affect, the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree and (iii) the Company has not incurred or undertaken any liability or obligation, direct or contingent, not disclosed in the Registration Statement or Prospectus which is material to the earnings, assets, affairs, business or condition (financial or other) or prospects of the Company. The outstanding debt, properties and the business of the Company conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

          (f) The Company has good and marketable title to all properties and assets, as described in the Registration Statement as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests or restrictions,

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except (i) such as are described in the Registration Statement or with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and (ii) liens imposed by instruments constituting exhibits to the Registration Statement or documents which the Company is permitted by the Act and the Regulations to undertake to file upon request of the Commission, and the Company has valid, subsisting and enforceable leases for the properties described in the Registration Statement as leased by it and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continue in possession of the leased or subleased premises or assets under any such lease or sublease; and the Company owns or leases all properties as are necessary to its operations as now conducted, and as proposed to be conducted, as set forth in the Registration Statement.

          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly authorized and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required, and has all necessary power and authority (corporate, governmental, regulatory and otherwise) and all necessary approvals, orders, licenses, certificates and permits to own, lease and operate its properties and conduct its business in the manner described in the Registration Statement and Prospectus and has not received any notice of conflict with the asserted rights of others in respect thereof.

          (h) The Company is not (A) in violation of its certificate of incorporation or by-laws or any law, rule, regulation, decree, judgment, order, writ or injunction of any governmental instrumentality or court, domestic or foreign, or (B) in violation or default, or is required to take any action to avoid such violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default), in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note,

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lease or other instrument or material franchise or permit to which it is a party or by which it or any of its properties is or may be bound where the consequence of such violation or default or prospective violation or default could be to materially and adversely affect the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company. Neither the execution and delivery of this Agreement, the Agent's Warrant (as hereinafter defined), or the Warrant Agreement (as hereinafter defined) , nor the incurrence of the obligations herein or therein set forth nor the consummation of the transactions herein or therein contemplated will conflict or constitute a breach of, or default under (there being no existing state of events which with notice or lapse of time or both would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any law, rule, regulation, decree, judgment, order, writ or injunction of any governmental instrumentality or court, domestic or foreign, or material franchise or permit.

         (i) Except as disclosed in the Registration Statement:

(A) there is no litigation or governmental or other action, suit, proceeding or investigation, before any court or before or by any public, regulatory or governmental body or board pending or, to the knowledge of the Company, threatened (or any basis therefor) against the Company or any of its officers or directors, or involving the properties or business of the Company which could materially and adversely affect the earnings, assets, affairs, business, condition (financial or, other) or prospects of the Company and (B) there are no actions, suits or proceedings related to discrimination on the basis of age, sex, religion, race or national origin, or any labor dispute by the employees of the Company existing, imminent or threatened which might be expected to adversely affect the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company.


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                  (j) All contracts and other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, as required.

                  (k) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been, nor does the Company have any knowledge of any tax deficiency which might be, asserted against the Company which if determined adversely could materially and adversely affect the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company.

          (l) The authorized, issued and outstanding capital stock of the Company as of ________, 2000 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding Common Stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the Common Stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

          (m) The Units and the Shares are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated in this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

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          The Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the warrant agreement (the "Warrant Agreement") dated _____, 2000 among the Company, the Agent and as warrant agent (the "Warrant Agent"), pursuant to which such Warrants are to be issued, which will be substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement on the Closing Date, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and subject to general principles of equity. The Warrants and the Warrant Agreement conform to the respective descriptions thereof in the Registration Statement and Prospectus.

          The Shares and the Warrants contained in the Agent's Warrant have been duly authorized and, when duly issued and delivered, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Agent's Warrant. The Shares included in the Agent's Warrant (and the shares of Common Stock issuable upon exercise of the Warrants included in the Agent's Warrant) when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

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          (n) This Agreement, and the Agent's Warrant have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Company and the Agent's Warrant when executed and delivered by the Company on the Closing Date, and assuming due execution of this Agreement by the Agent, constitute, or will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and subject to general principles of equity. The Company has full power and lawful authority to authorize, issue and sell the Units and the Agent's Warrant to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units or the Agent's Warrant, except such as may be required under the Act or state securities laws.

          (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Registration Statement and Prospectus, the Company has not (A) issued or granted any securities or any options, warrants or other rights to purchase shares of its capital stock, or otherwise caused or experienced any change in its capital stock, (B) incurred any long-term indebtedness, (C) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (D) entered into any transaction not in the ordinary course of business or (E) declared or paid any dividend on its capital stock.

          (p) The Company (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that
(1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management's authorization and (4) the reported accountability for its assets is compared with existing assets at reasonable intervals. To the

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knowledge of the Company, neither the Company nor any employee of the Company has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (q) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus, and the Company owns, or possesses adequate rights to use, all patents, trade names, trademarks, service marks, copyrights, trade secrets, know-how, licenses and other rights (collectively, "Intangibles") necessary for, or currently used in, the conduct of its business as referred to in the Prospectus and, except as may be disclosed in the Prospectus, the Company has not infringed, and is not infringing, on the asserted Intangibles of others (and there is no basis known to the Company therefor) which, if adversely resolved, could materially and adversely affect the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company.

          (r) There are no holders of securities of the Company who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company registered under the Act pursuant to the Registration Statement.

          (s) The Company has obtained from all its directors and officers their written agreement that for a period of 180 days from the date of the Prospectus they will not, without the prior written consent of the Agent, sell, offer or contract to sell, or grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exchangeable for any shares of Common Stock).

          (t) The Company has not, and at the Closing Date and the Option Closing Date, the Company will not have taken, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to

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constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or the resale of any of the Units.

          (u) On the Closing Dates all transfer or other taxes (including franchise, capital stock or other taxes, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and issuance of the Units and Agent's Warrant hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

         (v) The Company has no subsidiaries.

         (w) The Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from. the Company for services as a finder in connection with the public offering of Units proposed to be made in accordance herewith.

         (x) The Company will use its best efforts to cause the Registration Statement, and any post-effective amendment thereof, to become effective and will immediately notify the Agent, and promptly confirm the notice in writing,
(i) when the Registration Statement becomes effective, (ii) when any' posteffective amendment thereof shall become effective, (iii) of any request by the Commission for any amendment or supplement of or to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order or the initiation, or the threat, of any proceeding for that purpose, (v) of the receipt of any comments from the Commission, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose and (vii) of the

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occurrence of any event during the periods in which the Prospectus is to be used in conjunction with the offer and sale of Units which makes any statements made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished to the Agent a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Agent reasonably objects. At any time prior to the completion by the Agent of the distribution of the Units contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) the Company will prepare and file with the Commission, promptly upon the request of the Agent, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of the Agent, may be necessary or advisable in connection with the distribution of the Units. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (y) During the time when a prospectus is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act, the Regulations, the 1934 Act and the General Rules and Regulations of the Commission under the 1934 Act so as to permit the continuance of sales of or dealings in Units in accordance with the provisions hereof and of the Prospectus. If at any time when a prospectus relating to the Units is required to be delivered under the Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Agent, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either such counsel, it is necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act, the Company promptly will notify the Agent and prepare and file with the Commission, subject to Section ___ hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Agent and its counsel) and will use its reasonable efforts to have any such amendment

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declared effective as soon as possible. The preparation and furnishing of any such amendment or supplement shall be without expense to the Agent, except that in case the Agent is required, in connection with the sale of the Units to deliver a Prospectus nine months or more after the Effective date, the Company will, upon the request, and at the expense, of the Agent amend or supplement the Registration Statement and Prospectus and furnish the Agent with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

          (z) The Company will use its best efforts to qualify to register the Units for sale under the securities or "blue sky" laws of such jurisdictions as the Agent may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Agent may reasonably request.

          (aa) The Company will furnish, at its expense, to its security holders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in financial position of the Company and its consolidated subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail.

          (bb) For a period of five years after the effective date of the Registration Statement, the Company will furnish or cause to be furnished, at its expense, to the Agent (i) as soon as practicable after they have been sent to security holders of the Company or filed with the Commission or any national securities exchange, three copies of each

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annual and interim financial and other report or communication sent by the
Company to its security holders or filed with the Commission or any national securities exchange, including all prospectuses (preliminary or final) and Forms 10-K, 10-Q and 8-K, or such other forms as may be designated by the Commission in lieu thereof; (ii) as soon as practicable, two copies of every press release which is released by the Company; and (iii) such additional information with respect to the Company and its affairs and the affairs of its subsidiaries, if any, as the Agent may from time to time reasonably request.

          (cc) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (d) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its security holders generally.

          (dd) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders, including the registered holders of its Warrants, and deliver to the Agent as soon as practicable, but not later than ninety days after the end of twelve months after the end of its current fiscal quarter, an earnings statement of the Company (which need not be certified by independent public accountants unless required by the Act or the Regulations but which will satisfy the provisions of Section 11 (a) of the Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (ee) The Company will deliver to the Agent, without charge, such number of copies of each preliminary prospectus as it may reasonably request and, as soon as the Registration Statement, or any amendment thereof, becomes effective or a supplement is filed, deliver to the Agent, without charge, four signed copies of the Registration Statement, including exhibits, and all amendments thereof, as the case may be, and four copies of any supplement thereto and deliver to the Agent, without charge, such additional conformed copies of the Prospectus, the Registration Statement and amendments thereof and supplements thereto, if any, without exhibits, as the Agent may reasonably request.

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          (ff) The Company will apply the net proceeds from the sale of the
Units for the purposes set forth under "Use of Proceeds" in the Prospectus.

          (gg) The Company will, promptly upon the request of the Agent, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary prospectus or Prospectus and take any other action, which in the reasonable opinion of Messrs. Cummings & Lockwood (the "Agent's Counsel") may be reasonably necessary or advisable in connection with the distribution of the Units, and will use its best efforts to cause the same to become effective as promptly as possible.

          (hh) The Company will reserve and keep available the maximum number of its authorized but unissued securities which are issuable upon exercise of the Agent's Warrant and the Affiliates' Warrants outstanding from time to time.

          (ii) For a period of 6 months from the Closing Date, the Company and each of its current officers, directors and 5% or greater shareholders (the "Principal Shareholders") and for a period of 6 months from the Closing Date, each of the persons listed on Schedule A attached hereto, will not without the prior written consent of the Agent, sell, offer or contract to sell, or grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exchangeable for, any shares of Common Stock) except to the Agent pursuant to this Agreement.

          (jj) During the one (1) year period from the First Closing Date, the Agent shall have the right of first refusal (the "Right of First Refusal") to purchase for its own account, or to act as Agent or agent for, any proposed public or private offering of the Company's securities by the Company (or any successor to the Company by reason of any merger, sale of substantially all of the Company's assets or otherwise) exclusive of bank borrowings (the "Subsequent Company Offering") or any secondary offering of the Company's securities by the Principal Shareholders (the "Secondary Offering"). Accordingly, if during such period the Company intends to make a Subsequent Company Offering or the Company receives notification from any of such Principal Shareholders of such holder's intention to make a Secondary Offering, the Company shall notify the Agent in writing of such intention and of the proposed terms of the offering. The Company shall thereafter promptly furnish the Agent with such information concerning the business, condition and prospects of the Company as the Agent may reasonably request if within thirty business days of the receipt of such notice of intention and statement of terms the Agent does not accept in writing such offer to purchase such securities or to act as Agent with respect to such offering upon the terms proposed, the Company and the applicable Principal Shareholders shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms. Before the Company and/or such Principal Shareholders shall accept any proposal less favorable to them, the Agent's preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted. The failure by the Agent to exercise its Right of First Refusal in any particular instance shall not affect in any way such right with respect to any Subsequent Company Offering or Secondary Offering. By execution or this Agreement, each of the Principal Shareholders agrees to be bound by the terms of this Section _(jj) concerning any proposed Secondary Offering of the Company's securities.

          (kk) Upon completion of the Offering, the Company will make all filings required, including registration under the 1934 Act, to obtain the listing of the Units, Shares and Warrants in the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and will use its best efforts to effect and maintain the listing of the Units, Shares and Warrants for at least five years from the date of this Agreement.

          (ll) The Company and each of the Principal Shareholders represents that it or he has not taken and agree that it or he will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units, Shares or the Warrants or to facilitate the sale or resale of the securities.

         (mm) On the Closing Date and simultaneously with the delivery of the Units, the Company shall execute and deliver to the Warrant Agent the Warrant Agreement. The Warrant Agreement shall be substantially in the form of the Warrant Agreement filed as an exhibit to the Registration Statement.

         (oo) On the Closing Date and simultaneously with the delivery of the Units, the Company shall execute and deliver to the Agent the Agent's Warrant. The Agent's Warrant shall be substantially in the form of the Agent's Warrant filed as an exhibit to the Registration Statement.

         (pp) So long as any Warrants are outstanding, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Agent and each dealer as many copies of each such Prospectus as the Agent or such dealer may reasonably request. In addition, for so long as any Warrant is outstanding, the Company will promptly notify the Agent of any material change in the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company.

         (qq) The Company will use its best efforts to do and perform all things to be done and performed hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units to be purchased hereunder.

         (rr) The Company will furnish to the Agent as early as practicable prior to the Closing Date, but no less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to this Agreement.

         (ss) The Company will comply with all of the provisions of any of its undertakings contained in the Registration Statement.

         (tt) If any action or proceeding shall be brought by the Agent in order to enforce any right or remedy under this Agreement, the Company hereby consents to, and submits to, the jurisdiction of the courts of the of the State of New York and of any federal court sitting in the Borough of Manhattan, City of New York. The Company agrees that process in any such action or proceeding may be served in the manner provided by New York law for service on foreign persons, as appropriate.

         (uu) The Company will engage the services of a transfer agent acceptable to the Agent and will cause such transfer agent to furnish to the Agent, for a period of __ years from the effective date of the Registration Statement, at the expense of the Company, a copy of each of the daily transfer records with respect to transfers of any securities of the Company.

         (vv) Promptly following the Closing Date, the Company will pay to the Agent such funds as shall be necessary for the Agent to publish with respect to the offering of Units contemplated herein a "tombstone" advertisement in each of The New York Times and The Wall Street Journal .

         (ww) Upon the exercise of each Warrant, the Company will pay to the Agent a fee of four percent of the aggregate exercise price of such Warrant, a portion of which (i.e., one percent of the aggregate exercise price) may be reallowed to the dealer who solicited the exercise, if (i). the market price of the Company's Common Stock is greater than the exercise price of the Warrants on the date of exercise, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"); (iii) the Warrant is not held by such dealer in a discretionary account; (iv) disclosure of compensation arrangements has been made in documents provided to customers both as part of the original offering and at the time of exercise and (v) the solicitation of the Warrant was not in violation of Rule l0b-6 promulgated under the 1934 Act. The Company agrees not to solicit the exercise of any Warrants other than through the Agent and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Agent.

         (xx) With respect to the actions of the Other Broker Dealers, the Company makes the representations, covenants and warranties provided by the Agent pursuant to Section 3 hereof. Furthermore, the Agent shall be provided with copies of all agreements entered into with the Other Broker Dealers regarding the offering and sale of the Units. The Company shall obtain written representations from such Other Broker Dealers, in form and substance acceptable to the Agent, to the same effect as those provided by the Agent pursuant to
Section 3 hereof.

         3.  Representations Warranties and Covenants of the Agent.

The Agent hereby undertakes to the Company solely with respect to its actions taken pursuant to this Agreement, the representations, covenants and warranties listed below:

     (a) The Agent will not offer any of the Units for sale, or solicit any offers to subscribe for or buy any Units, or otherwise negotiate with any person with respect to the Units, except on the basis of the Registration Statement, and the Subscription Agreement. The Agent agrees to provide to each subscriber for Units prior to he subscriber purchasing Units, the Prospectus contained in the Registration Statement and the Subscription Agreement.

     (b) The Agent will not assist in the sale of Units except to such persons who the Agent has reasonable grounds to believe and does believe meet the suitability requirements (i) specified in the Registration Statement and the Subscription Agreement, and (ii) of the various "blue sky" laws, rules and regulations of the jurisdictions in which the Units are offered upon the advice of the Agent's

         (c) The Agent will periodically report in writing to the Company the jurisdictions in which the Units are being, or will be, offered, and the status of the offering of Units being conducted by it and the compliance of its activities in connection with such offering with the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities or "blue sky" laws of all relevant jurisdictions.

         (d) The Agent is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, the Agent has full corporate power and authority to carry out its activities under this Agreement, and the Agent or its affiliates have all licenses and registrations required, to engage in the business of making offers of securities in each jurisdiction wherein any offer of the Units is to be made by the Agent or such affiliates. The Agent represents and warrants that the Agent or such affiliates is or are registered as a broker-dealer in good standing in all such jurisdictions and that the Agent and each such affiliate is registered as a broker-dealer in compliance with the requirements of the Securities Exchange Act of 1934, and is a member in good standing of the NASD.

         (e) The Agent represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by the Agent and constitutes the valid, binding and enforceable agreement and obligation of the Agent.

     4. Closing. The closing shall take place when subscriptions for all the Units have been obtained, but in no event beyond________,2000, subject to any extension provided for in the Registration Statement, and as may be otherwise agreed to by the parties hereto and subject to the provisions set forth in Section l(b) hereof. On the Closing Date, the Agent shall tender to the Company
(i) the monies due from subscribers (as provided in Sections l(d) hereof and in the Registration Statement) for Units, (ii) with respect to each such subscriber the documents required including executed Subscription Agreements, and such number of copies of any other documents duly executed by the Investors as the Company may reasonably request, and (iii) such other documents as shall be required to satisfy the conditions of the Company's obligations specified in Section 6 hereof; provided, however, except as expressly indicated herein, that the Agent shall be entitled to reasonable advance notice of all such other documents as may be required. The closing shall take place at the offices of Bondy & Schloss LLP, 6 East 43rd Street, New York, New York 10017, or such other place as may be designated by the Company and the Agent.

     5. Conditions of the Obligation of Agent. The obligations of the Agent, as provided herein, shall be subject to the accuracy of, and compliance with, the representations and warranties of the Company contained herein as of the date hereof, the Closing Date, to the absence of any misstatement or omission in any certificate, opinion, affidavit, written statement or letter furnished to the Agent or to Agent's Counsel pursuant to this Section, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement, or such later date as shall be consented to in writing by the Agent and, at or prior to the Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued or proceedings therefor initiated or threatened.

         (b) Concurrently with the execution and delivery of this Agreement, at the Closing Date and at the Option Closing Date, the Company shall have furnished to the Agent the opinion of Bondy & Schloss LLP (the "Company's Counsel"), dated the date of its delivery, addressed to the Agent and in form and substance satisfactory to Agent's Counsel, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly authorized and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required, and has all necessary power and authority (corporate, governmental, regulatory and otherwise) and all necessary approvals, orders, licenses, certificates and permits to own, lease and operate its properties and conduct its business in the manner described in the Registration Statement and Prospectus and has not received any notice of conflict with the asserted rights of others in respect thereof.

            (ii) To the best knowledge of such Counsel, the Company does not own any shares of stock or other equity securities issued by any corporation and does not have any equity interest in any other firm, partnership, joint venture, association or other entity.

            (iii) To the best knowledge of such Counsel, (A) the Company has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (B) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (C) the Company is in all material respects complying therewith.

            (iv) The authorized capitalization of the Company as of _________, 2000 is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Common Stock; the Units, the Shares, the Warrants, the Agent's Warrant and the Warrant Agreement conform to the respective descriptions thereof contained in the Prospectus; the Units, the Shares, and the shares of Common Stock to be issued upon exercise of the Warrants, upon issuance in accordance with the terms of such Warrants, the Warrant Agreement and the Agent's Warrant have been duly authorized, and, when issued and delivered, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and Agent's Warrant and to the best knowledge of such Counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any registration rights or other rights for, or relating to, the registration of any shares of Common Stock.

            (v) This Agreement, the Agent's Warrant and the Warrant Agreement have been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery of this Agreement by the Agent, are the valid and legally binding obligations of the Company, except as may be limited by any applicable bankruptcy, reorganization, insolvency, and other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except such Counsel need express no opinion as to the enforceability of the indemnity provisions contained in Section 9 or the contribution provisions contained in Section 10 of this Agreement.

            (vi) The certificates evidencing the Shares are in valid and proper legal form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the price therein provided for at all times during the term of the Warrants; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrants and at the price provided for, will be duly and validly issued, fully paid and non-assessable.

            (vii) Except as disclosed in the Prospectus, such Counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company, or which question the validity of the Units, Shares, Warrants, this Agreement, the Warrant Agreement, the Agent's Warrant, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement, or the Agent's Warrant, and no such proceedings are known to such Counsel to be contemplated against the Company; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to.

            (viii) Neither the execution and delivery of this Agreement, the Warrant Agreement or the Agent's Warrant, nor the incurrence of the obligations herein or therein set forth nor the consummation of the transactions herein or therein contemplated, will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, encumbrance, claim or security interest upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such Counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any law, rule, regulation, decree, judgment, order, writ or injunction of any government, governmental instrumentality or court, domestic or foreign, or material franchise or permit.

            (ix) (A) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and, to the knowledge of such Counsel, no proceedings for that purpose are pending or contemplated; (B) the Registration

Statement, the Prospectus and each amendment thereof or supplement thereto (except for the financial statements and financial data and schedules included therein, as to which such Counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Regulations; and
(C) such Counsel has no reason to believe that the Registration Statement (or any amendment thereof) at the time i:t became effective or the date of the opinion or the Prospectus (and, if the Prospectus has been amended or supplemented, the Prospectus as amended or supplemented) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (x) The descriptions in the Registration Statement and the Prospectus of the contracts and other documents therein described present fairly the information required to be shown and (A) there are no contracts or other documents known to such Counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required and (B) there are no statutes or regulations applicable to the Company, or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, or legal or governmental proceedings, past, pending or, to the knowledge of such Counsel, threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein.

            (xi) The Company is not presently in breach of, or in default under, any indenture, lease, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement or instrument known to such Counsel to which the Company is a party or by which it or any of its property may be bound or affected; the Company is not in violation of any term or provision of its certificate of incorporation or by-laws or, to the knowledge of such Counsel, in violation of any law, rule, regulation, decree, judgment, order, writ or injunction of any government, governmental instrumentality or court, domestic or foreign, or material franchise or permit; to the knowledge of such Counsel, the Company has not received any notice of conflict with the asserted rights of others in respect to patents, trade names, trademarks, service marks, copyrights, trade secrets, know-how, licenses and other rights necessary for the conduct of its business, which would if true, materially adversely affect such business, except as set forth in the Registration Statement and the Prospectus.

            (xii) No authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Units or the Shares or warrants underlying the Units by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, the issuance of the Agent's Warrant, the Shares or Warrants underlying the Agent's Warrant or the shares of Common Stock to be issued upon exercise of the Warrants underlying the Agent's Warrants other than registrations or qualifications of the Units or Securities under applicable state or foreign securities or "blue sky" laws and registration under the Act; and

            (xiii) Insofar as any information contained in the Registration Statement or Prospectus refers to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, such information is correct in all material respects.

          Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Agent or the Agent's Counsel shall reasonably request. In rendering such opinion, such Counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such Counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Agent's Counsel) of other counsel familiar with the applicable laws reasonably acceptable to Agent's Counsel; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Agent's Counsel. The opinion of the Company's Counsel shall state that the opinion of any other counsel on whom such Counsel is relying is in form satisfactory to such Counsel and that the Agent and such Counsel are justified in relying thereon.

          (c) On or prior to the Closing Date, the Agent shall have been furnished with such documents, certificates and opinions as it may require for the purpose of enabling it to review the matters referred to in Section __6(b) hereof, and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained.

          (d) On the Closing Date and on the Option Closing Date, the Company shall have furnished to the Agent a certificate of the chief executive, operating and financial officers of the Company, in their respective capacities as such, in form and substance satisfactory to the Agent and dated as of the date of its delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, this Agreement, the Warrant

Agreement, or the Agent's Warrant and that:

          (e) The representations and warranties of the Company in this Agreement, the Warrant Agreement and the Agent's Warrant are true and correct as of such date, with the same effect as if made on such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

            (ii) No stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units, the Shares or the Warrants under the securities or "blue sky" laws of any jurisdiction (whether or not a jurisdiction the Agent shall have specified) shall have been issued and no proceedings for that purpose have been instituted or threatened.

            (iii) Neither the Registration Statement nor the Prospectus (nor, if the Prospectus has been amended or supplemented, the Prospectus as amended or supplemented) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

            (iv) Since the dates as of which and the periods for which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company from that set forth in the Registration Statement and the Prospectus, other than changes which the Registration Statement and the Prospectus specifically disclose have occurred or may occur since the date of this Agreement.

            (v) Except as disclosed in the Registration Statement and the Prospectus, there is no litigation or governmental action, suit, proceeding or investigation, before any court or before or by any public, regulatory or governmental body or board pending or, to the knowledge of such officers, threatened (or any basis therefor) against the Company or any of its officers or directors, or involving the properties or business of the Company which could materially and adversely affect the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company.

          (e) Concurrently with the execution and delivery of this Agreement, on the Closing Date, __________[auditors] shall have furnished to the Agent a letter, dated as of the date of its delivery, substantially in the form heretofore approved by the Agent.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in subsection (e) of this Section (other than changes or decreases which have occurred or may occur and which are disclosed in the Prospectus) (ii) any litigation or governmental action, suit, proceeding or investigation, before any court or before or by any public, regulatory or governmental.body or board commenced or threatened (or any basis therefor) against the Company or any of its officers or directors, or involving the properties or business of the Company, or (iii) any change, or any development involving a prospective change, in or affecting the earnings, assets, affairs, business, condition (financial or other) or prospects of the Company which, in any case referred to in clause (i),
(ii) or (iii) above, is so material and adverse as to make it impracticable or inadvisable in the judgment of the Agent, in its sole discretion, to proceed with the public offering or the delivery of the Units as contemplated by the Prospectus.

          (g) On the Closing Date, the Agent shall have received from Agent's Counsel such opinion, dated as of the date of delivery, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other matters as the Agent may reasonably require, and the Company shall have furnished to such Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (h) Prior to the Closing Date and Option Closing Date, as the case may be, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

          (i) All proceedings taken in connection with the sale of the Units as herein contemplated shall be satisfactory in form and substance to the Agent and to Agent's Counsel.

          (j) There shall have been duly tendered to you for your account certificates representing all the Units to be sold on the Closing Date, as appropriate.

          If any of the conditions specified in this Section shall not have been fulfilled when and as required by this

Agreement, or if any of the certificates, opinions, affidavits, written statements or evidence furnished to the Agent or to the Agent's Counsel pursuant to this Section shall not be in all material respects reasonably satisfactory in form and substance to the Agent and to Agent's Counsel, this Agreement and all obligations of the Agent hereunder may be cancelled at, or at any time prior to, the Closing Date, as the case may be, by the Agent. Notice of such cancellation shall be given to the Company in writing or by telegram. Any such cancellation shall be without liability of the Agent to the Company.

         6. Conditions of the Obligations of the Company. The obligations of the Company under this Agreement are subject to the accuracy of and compliance with the representations, warranties and covenants of the Agent set forth in Section 3 of this Agreement, to the performance by the Agent of its obligations hereunder, and to the satisfaction of these further conditions on the Closing
Date:

     (a) The Company shall have received, and shall be entitled to rely upon, a certificate signed by an officer of the Agent, specifying the number and state of residence of all persons to whom the Agent has made offers of Units and the names and addresses of all such persons who have subscribed for any Units. Such certificate shall designate the jurisdictions in which such offers have been made and shall contain representations by the Agent to the effect that (i) offers to sell Units and negotiations and sales in connection therewith have been made only by or under the control and supervision of the Agent, in compliance with each and all of the express provisions of Sections 3(a) through 3(e) hereof, (ii) the representations and warranties of the Agent contained in
Section 3 hereof are true and correct in all material respects, with the same force and effect as though expressly made on and as of the Closing Date, and
(iii) the Agent has not defaulted, or suffered or permitted to exist any default, in the Performance of any of its covenants or obligations under this Agreement.

         If any of the material conditions specified in Sections 3 or 6 shall not have been fulfilled, this Agreement and all of the obligations of the Company and the Agent hereunder may be canceled by the Company by notifying the Agent of such cancellation in writing or by telegram on the Closing Date (or earlier, at such time as it shall be conclusively determined that any such condition cannot be satisfied on or prior to such dates), and any such cancellation shall be without liability of any party to any other parties or to any subscriber for any of the Units, except as otherwise expressly provided in this Section 6 and in Sections 9 and 10 hereof.

         7. Selling Commission and other fees to Agent and its Affiliates.

     (a) In consideration of the services to be performed by the Agent and its affiliates pursuant to this Agreement, and subject to the consummation of the closing on the Closing Date as herein provided, the Company agrees to pay to the Agent, by certified or bank cashier's, if requested, check, a selling commission equal to eight percent (8%) of the total of all payments and obligations of purchasers of the Units offered and sold by the Agent and others obtained by the Agent pursuant to this Agreement (the "Selling Commission") (the Selling Commission will equal $68 per Unit). The Agent shall have earned the Selling Commission upon the consummation of the closing on the Closing Date, as described herein.

     (b) At the Closing Date, the Company agrees to issue to Agent, or Agent's designees, a common stock purchase warrant entitling the Agent to purchase an amount of Units equal to ten (10%) percent of the total number of Units sold through its efforts at the price of $935 per Unit, representing 110% of the offering price of the Units to Investors, exercisable for five (5) years after the Closing Date upon the terms and conditions set forth in the form of Agent's Warrant annexed as an exhibit to the Registration Statement.

         8. Costs and Expenses . (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees with the Agent to pay all costs and expenses incident to the performance of this Agreement by the Company, including, without limiting the generality of the foregoing, (i) all costs, taxes and expenses incident to the issuance, sale and delivery of the Units to the Agent, (ii) all fees and expenses of the Company's Counsel and accountants, (iii) all costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto, (iv) all costs and expenses (including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Agent and their

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

disbursements) incurred in connection with "blue sky" qualifications and in connection with review of the terms of the public offering of the Units by the NASD and in registering the Units, Shares or Warrants on NASDAQ, (v) all expenses related to the transfer agents and the printing and delivery of Certificates representing the Securities comprising the Units and (vi) the costs of furnishing to the Agent copies of the Registration Statement and Prospectus or any amended Prospectus or supplement thereto and any preliminary prospectus. The Company, upon the request of the Agent, will provide funds in advance for filing fees in connection with "blue sky" qualifications. Except as provided in this Section and Sections 8 and 9 hereof, the Company will have no responsibility to the Agent for the Agent's own costs and expenses, including the fees of counsel.

          (b) In addition to the foregoing expenses, the Company shall at the Closing Date pay to the Agent a nonaccountable expense allowance equal to three (3%) percent of the gross proceeds from the sale of the Units, of which $________ has been paid. In the event the transactions contemplated hereby are not consummated, the Company shall reimburse the Agent for its accountable out-of-pocket expenses. The $_______ advance shall be credited against any amount due to the Agent under this Section 10(b).

          (c) No person is entitled either directly or indirectly to compensation from the Company, from the Agent or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees to which the Agent or such other person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

    9.   Indemnification.

         (a) The Company (for the purpose of this paragraph (a) referred to as "Indemnitor') does hereby indemnify and hold the Agent, their officers, directors, employees, affiliates, agents, attorneys at law and in fact stockholders and controlling persons, and each of them (for the purposes of this paragraph (a) referred to as "Indemnitee") harmless from and against any and all losses, claims, damages, liabilities to which they or any of them may become subject by reason of any claim, demand or cause of action asserted against them or any of them under any Federal, state or local securities law, as well as under common law or any other law of such jurisdictions, or any order, rule, regulation or action of any court or regulatory authority (together with any legal or other expenses incurred by them in connection with defending, settling or investigating any actions) but only insofar as such losses, claims, damages, liabilities or expenses arise out of or are based solely upon (i) any incorrect statement or alleged incorrect statement of a material or allegedly material fact contained in the Registration Statement or contained in any other document or information provided pursuant to Section 2(k) hereof, or the omission or alleged omission to state therein a material or allegedly material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the breach of any representation, warranty or covenant of the Company stated herein; provided, however that the foregoing indemnification is expressly conditioned upon the Company being notified, by letter or telegram, of any action begun against the Agent or any other Indemnitee within 30 days after such Indemnitee shall have had actual notice of such action. The Indemnitor shall be entitled to participate in and direct the defense of any such action, provided it employs counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be borne by the Indemnitor only if either (i) the employment of such counsel has been authorized by the Indemnitor, or (ii) the Indemnitor shall not have promptly employed counsel to direct the defense of such action. If counsel to the Indemnitee shall reasonably conclude that there are defenses available to it that are not available to the Indemnitor (in which case the Indemnitor's counsel shall not be entitled to direct the Indemnitee's defense), such fees and expenses of separate counsel shall be borne by the Indemnitor.

         (b) The Agent (for purposes of this paragraph (b) referred to as "Indemnitor") does hereby agree to defend, indemnify and hold the Company, its employees, Affiliates, agents, attorneys at law and in fact, stockholders and controlling persons, and each of them (for purposes of this paragraph (b) referred to as "Indemnitee"), harmless from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject by reason of any claim, demand or cause of action asserted against them or any of them, under any Federal, state or local securities law, as well as under common law or any other law of such jurisdictions, or any order, rule, regulation or action of any court or regulatory authority (together with any legal or other expenses incurred by them in connection with defending, settling or investigating any actions) but only insofar as such losses, claims, damages, liabilities or expenses arise out of or are based solely upon (i) any incorrect statement or alleged incorrect statement of a material or allegedly material fact contained in the Registration Statement with respect to the Agent relevant to the offering of the Units, or the omission or alleged omission to state therein a material or allegedly material fact with respect to the Agent and required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and which statements or omissions were made in reliance upon and in conformity with information provided by, or omitted by the Agent for use in the Registration Statement or (ii) the breach of any representation, warranty or covenant of the Agent or its affiliates as stated herein; provided, however, that the foregoing indemnification is expressly conditioned upon the Agent being notified, by letter or telegram, of any action begun against the Company, or any other Indemnitee within 30 days after such Indemnitee shall have had actual notice of such action. The Indemnitor shall be entitled to participate in and direct the defense of such action, provided it employs counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be borne by the Indemnitor only if either (i) the employment of such counsel has been authorized by the Indemnitor, or (ii) the Indemnitor shall not have promptly employed counsel to direct the defense of such action. If counsel to the Indemnitee shall reasonably conclude that there are defenses available to it that are not available to the Indemnitor (in which case the Indemnitor's counsel shall not be entitled to direct the Indemnitee's defense), such fees and expenses of separate counsel shall be borne by the Indemnitor.

     10. Contribution. If any Indemnitor under Section 9(a) and (b), respectively, is prevented from carrying out the terms of the indemnity due to the unenforceability thereof, then the parties hereto agree that as to any liability that would have been incurred by reason of Section 9, but for the unenforceability thereof, and only to the extent that an Indemnitor would have had liability under such Section, each party hereto shall be entitled to a contribution from the others based on their sharing in the gross offering proceeds of the Offering described in the Registration Statement (in computing the amount of offering proceeds received, such sharing shall include any offering proceeds received by affiliates of such persons).

     11. Termination of this Agreement. In addition to the provisions of Sections l (b), 5 and 6 hereof, this Agreement may be terminated on the basis of the following:

     (a) This Agreement may be terminated by the Agent at its option by giving notice to the Company if, in the Agent's sole and absolute judgement: (i) there shall be any material adverse change, financial or otherwise, in the Company, any party to a material contract, commitment, or other agreement, whether or under this Section 11 not arising in the ordinary course of business, including, but not limited to, a loss by fire, flood, condemnation, or other calamity, whether or not covered by insurance, which in the reasonable opinion of the Agent materially adversely affects the value of the a material contract or commitment or other agreement, or the terms of the offering of the Units; or
(ii) a general banking moratorium shall have been declared by Federal or state authorities; or (iii) there shall have been proposed or adopted any laws, regulations, rules or orders securities or other matters which, in the reasonable judgment of the Agent, shall render it inadvisable to proceed with the offering of the Units on the terms and conditions as described in this Agreement and the Registration Statement; or (iv) the Agent shall have discovered that any material representation or warranty by the Company herein is false or erroneous.

     (b) The Company or the Agent may terminate this Agreement at any time in the event of a material breach by the other parties hereto of their respective covenants contained herein or if any party shall determine that the offering of the Units has not been made in compliance with the provisions of the Federal or state securities laws of any state in which the Units are offered and sold.

     (c) In the event of any such termination (as described above), all funds and documents collected shall be returned to subscribers, without interest, and none of the parties shall have any further obligations hereunder, except as expressly provided for in this Agreement.

         12. Survival. All representations, warranties, covenants and other obligations contained in this Agreement or in certificates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any person who controls or is affiliated with the Agent, or by or on behalf of the Company or any person who controls the Company and shall survive the date of the sale of all the Units pursuant hereto.

         13. Remedies Not Exclusive. Except as otherwise provided in this Agreement, the remedies enumerated herein are not intended to be exclusive but shall be cumulative and in addition to any other remedy available at law or in equity. Any single or partial exercise or waiver of any right or remedy upon the occurrence of a default hereunder shall not constitute a waiver of any such right or remedy upon the recurrence or continuance of such default.

         14. Notices. All communications under this Agreement shall be mailed, delivered or telegraphed and confirmed, if to the parties at the addresses noted on the first page of this Agreement with a copy addressed to Bondy & Schloss LLP, 6 East 43rd Street, New York, New York 10017, Attention: Gerald A. Adler, Esq. , counsel for the Company.

         15. Parties. This Agreement shall inure to the benefit of, and be binding upon, the Agent and its affiliates, the Company and upon their respective successors; this Agreement and its conditions and provisions being for the sale and exclusive benefit of such persons and their respective successors and controlling persons, and for the benefit of no other person.

         16. Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state.

         17. Amendments and Waivers. This Agreement may not be changed, amended, terminated or superseded orally, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, signed in any such case by the party against whom enforcement of any change, amendment, termination, waiver, modification, extension or discharge is sought. This Agreement shall supersede and prevail over any prior agreements entered into by the parties hereto with respect to the subject matter hereof.

         18. Descriptive Headings. All descriptive headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         19. Counterparts. This Agreement may be executed simultaneously in two or wore counterparts, each of which shall be deemed an original, and it shall not be necessary in making performed proof of this Agreement to produce or account for more than one such counterpart.

         20. Entire Agreement. This Agreement contains the entire agreement and understanding between the Agent and its affiliates, and the Company with respect to the subject matter herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                  BIOMARINE TECHNOLOGIES, INC.,

                                  By: _____________________________

                                  (Title)__________________________


                                  RIDGEWOOD CAPITAL FUNDING, INC.

                                  By: _____________________________

                                  (Title)__________________________